UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 6, 2018

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01 Other Events.

Determination of Estimated Per Share NAV and Revised Primary Offering Prices

On April 6, 2018, the board of directors (the “Board”) of Griffin-American Healthcare REIT IV, Inc. (the “Company”), at the recommendation of the Audit Committee of the Board (the “Committee”), which is comprised solely of independent directors, unanimously approved and established an estimated per share net asset value (“NAV”) of the Company’s Class T and Class I common stock of $9.65. The estimated per share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the number of shares of Class T and Class I common stock outstanding on a fully diluted basis, calculated as of December 31, 2017 (the “Valuation Date”). The Company is providing this estimated per share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority (“FINRA”), with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the U.S. Securities and Exchange Commission (“SEC”). The Company believes that there were no changes between the Valuation Date and the date of this filing that would materially impact the estimated per share NAV.

Additionally, on April 6, 2018, the Board unanimously approved revised offering prices for each class of shares of the Company’s common stock to be sold in the primary portion of the Company’s initial public offering based on the estimated per share NAV of the Company’s Class T and Class I common stock of $9.65 plus any applicable per share up-front selling commissions and dealer manager fees funded by the Company, effective April 11, 2018. Accordingly, the revised offering price for shares of the Company’s Class T common stock and Class I common stock sold pursuant to its primary offering on or after April 11, 2018 is $10.05 per share and $9.65 per share, respectively.

Background

The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the estimated per share NAV of the Company’s common stock, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.

The estimated per share NAV was determined after consultation with Griffin-American Healthcare REIT IV Advisor, LLC, the Company’s external advisor (the “Advisor”), and CBRE Capital Advisors, Inc. (“CBRE Cap”), an independent FINRA registered broker-dealer firm that specializes in providing real estate financial services. The engagement of CBRE Cap was approved by the Committee. CBRE Cap engaged CBRE Valuation & Advisory Services, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties, to perform cash flow projections and unlevered, ten-year discounted cash flow (“DCF”) analyses from restricted-use appraisals for each of the Company’s operating assets as of the Valuation Date. CBRE Cap prepared a valuation report (the “Valuation Report”), summarizing key information and assumptions and providing an appraised value on 38 medical office and healthcare related properties (the “Appraised Properties”) owned by the Company as of the Valuation Date, reduced by CBRE Cap’s valuation of the interest held by the Company’s joint venture partner, an unaffiliated third party, with respect to Central Florida Senior Housing Portfolio (“Central Florida”), then adjusting for CBRE Cap’s valuation of the Company’s mortgage loans, term loan and line of credit payables (the “Debt Liabilities”), and CBRE Cap’s estimate of the Advisor’s subordinated participation in net sales proceeds due upon liquidation of the Company’s portfolio. The Valuation Report also relied upon the value of the Company’s cash, other assets and other liabilities as of the Valuation Date to calculate an estimated per share NAV of the Company’s common stock.

Upon the Committee’s receipt and review of the Valuation Report, meeting with representatives from CBRE Cap and consideration of the material assumptions and valuation methodologies applied and described therein, the Committee concluded that the range of $9.32 to $9.99 for the estimated per share NAV of the Company’s Class T and Class I common stock contained in the Valuation Report was reasonable, and after the recommendation from the Advisor that the Committee recommend to the Board $9.65 as the estimated per share NAV of the Company’s Class T and Class I common stock, the Committee recommended to the Board that it adopt $9.65 as the estimated per share NAV of the Company’s Class T and Class I common stock, which value is the mid-point of the range determined by CBRE Cap in its Valuation Report. On April 6, 2018, upon the Board’s receipt and review of the Valuation Report, the Board accepted the recommendation of the Committee and approved $9.65 as the estimated per share NAV of the Company’s Class T and Class I common stock as of December 31, 2017, exclusive of any portfolio premium. The Company currently expects to publish an updated NAV of the Company’s Class T and Class I common stock on at least an annual basis.

The table below sets forth the calculation of the Company’s estimated per share NAV as of December 31, 2017 after the Board’s review of the range for the Company’s estimated per share NAV contained in CBRE Cap’s Valuation Report.

Estimated Per Share NAV

	Estimated Value	Estimated Value Per Share
Appraised Properties(1)	$517,909,000	$12.27

Cash and Other Assets	12,055,000	0.29
Debt Liabilities	(95,568,000)	(2.26)
Other Liabilities	(27,297,000)	(0.65)
Advisor Subordinated Participation	—	—
Estimated Net Asset Value December 31, 2017	$407,099,000	$9.65

Fully Diluted Shares Outstanding at December 31, 2017	42,207,368
______________
(1)    Net of interest in Central Florida held by the Company’s joint venture partner.

Methodology and Key Assumptions

In determining an estimated per share NAV of the Company’s common stock, the Board considered the recommendation of the Committee, the Valuation Report provided by CBRE Cap and information provided by the Advisor. The Company’s goal in calculating an estimated per share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.

FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The estimated per share NAV is not audited and does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent current market value or book value. The estimated value of the Appraised Properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets. The estimated per share NAV does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The estimated per share NAV also does not take into account estimated disposition costs and fees for real estate properties or interests therein.

Independent Valuation Firm

CBRE Cap was selected by the Committee to render its Valuation Report as further described below. CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2017 revenue). CBRE Cap, a subsidiary of CBRE, is a FINRA registered broker-dealer firm that specializes in providing real estate financial services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions.

While the Company, its affiliates and other entities managed or sponsored by affiliates of the Advisor may have engaged or may engage CBRE Cap or its affiliates in the future for services of various kinds, the Company believes that there are no material conflicts of interest with respect to its engagement of CBRE Cap. The Company engaged CBRE Cap, with approval from the Committee, to deliver its Valuation Report to assist in the NAV determination. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for service of this nature, no part of which was contingent relating to the provision of services or specific findings. In addition, the Company has agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement. In the two years prior to the date of this filing, neither CBRE Cap nor its affiliates have been engaged by the Company, the Advisor, or its affiliates with respect to valuation services. CBRE Cap or its affiliates may from time to time in the future perform similar or other services for the Company or the Advisor or their respective affiliates. The compensation the Company paid to CBRE Cap related to the valuation is based on the scope of work and not on the appraised values of the Appraised Properties or the estimated per share NAV of the Company.

The appraisal of the Company’s real property assets (“MAI Appraisal”) was performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, the real estate appraisal industry standards created by The Appraisal Foundation. The MAI Appraisal was commissioned by CBRE Cap from CBRE Valuation and Advisory Services. The MAI Appraisal was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. In preparing its Valuation Report, CBRE Cap did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.

CBRE Cap collected reasonably available material information that it deemed relevant in appraising the Company’s Appraised Properties and Debt Liabilities and estimating the per share NAV of the Company’s stock. CBRE Cap relied in part on information provided by the Company and the Advisor, including (i) property historical and projected operating revenues, expenses and occupancy; (ii) property lease agreements and/or lease abstracts; (iii) purchase option agreements or summaries; (iv) loan agreements, collateral information and amortization schedules; and (v) information regarding recent or planned capital expenditures. In conducting its investigation and analyses, CBRE Cap took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant. Although CBRE Cap reviewed information supplied or otherwise made available by the Company or the Advisor, they assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and did not independently verify any such information. CBRE Cap has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments (including subjective judgments) of the Company’s management, the Board, and/or the Advisor. CBRE Cap relied on the Company to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review. CBRE Cap assumes no obligation to update or otherwise revise these materials. CBRE Cap and its affiliates are not responsible for the accuracy of the information provided to it by the Company and the Advisor.

Although CBRE Cap considered comments received from the Company or the Advisor during the valuation process, the final appraised values of the Company’s Appraised Properties, including the estimated value of the Company’s joint venture interest in Central Florida (the “Central Florida Interest”), and Debt Liabilities in the Valuation Report were determined by CBRE Cap. The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date, and any material change in such information, circumstances or conditions may have a material effect on the estimated per share NAV. The Valuation Report is addressed solely to the Committee to assist it in calculating and recommending to the Board an estimated per share NAV of the Company’s common stock. The Valuation Report is not addressed to the public, may not be and should not be relied upon by any other person to establish an estimated per share NAV of the Company’s common stock, and does not constitute a recommendation by CBRE Cap to any person to purchase or sell any shares of the Company’s common stock and should not be represented as such. Neither CBRE Cap nor any of its affiliates, including CBRE Valuation & Advisory Services, is responsible for or participated in the Board’s determination of the estimated per share NAV of the Company’s common stock, or the Board’s determination of the offering prices for each class of shares of the Company’s common stock to be sold in the primary portion of the Company’s initial public offering, the price of shares repurchased pursuant to the Company’s share repurchase plan (the “SRP”) or the offering price of shares sold pursuant to the Company’s distribution reinvestment plan (the “DRIP”).

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. CBRE Cap relied on the appraisals and valuations of real properties conducted by CBRE Valuation & Advisory Services, and CBRE Cap’s analyses do not purport to be standalone appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated per share NAV of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at the estimated per share NAV of the Company;

•
a stockholder would ultimately realize distributions per share equal to the estimated per share NAV of the Company upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated per share NAV of the Company’s common stock if the Company listed them on a national securities exchange;

•	a third party would acquire the Company at a value equal to or greater than the estimated per share NAV of the Company’s common stock; or

•
the methodology used to establish the estimated per share NAV of the Company’s common stock would be acceptable to FINRA or under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for compliance with its reporting requirements.

In addition, the estimated per share NAV of the Company’s common stock does not reflect “enterprise value” which may include an adjustment for:

•	the large size of the Company’s portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that the Company’s shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

Furthermore, because the estimated per share NAV is intended to reflect the estimated value on the date that the per share NAV is determined, the estimated per share NAV of $9.65 for the Class T common stock does not reflect any obligation to pay future stockholder servicing fees that may potentially become payable after the Valuation Date. As a result, the estimated liability for future stockholder servicing fees, which is accrued at the time each share is sold, has no effect on the per share NAV for shares of Class T common stock.

After review of the range contained in CBRE Cap’s Valuation Report, the Board used an aggregate value of the Appraised Properties as of the Valuation Date of approximately $517,909,000, the mid-point of the range, to determine the Company’s estimated per share NAV, compared with an aggregate initial investment of approximately $465,140,000.

The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Valuation Report. The Valuation Report, including the analysis, opinions, and conclusions set forth in such report, is qualified by the assumptions, qualifications, and limitations set forth in the report.

Valuation Methodology

Valuation of Appraised Properties

To estimate the value of the Appraised Properties, CBRE Cap conducted an appraisal for the 38 Appraised Properties, consisting of 18 medical office properties, 11 net-leased senior housing properties and nine senior housing properties operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”).

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Company and the Advisor;

•
reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Company and the Advisor;

•	commissioned restricted use appraisals which contained analysis on the Company’s real property assets (the “MAI Appraisals”) and performed analyses and studies for the properties;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared financial information of the Company to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed the Company’s reports filed with the SEC; and

•	reviewed the audited financial statements for the period ended December 31, 2017.

In determining its value opinion of each Appraised Property, CBRE Cap utilized all information that it deemed relevant, including information from the Advisor and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the Appraised Properties, and pursuant to its engagement, CBRE Cap utilized an unlevered, ten-year DCF analysis from MAI Appraisals. The terminal capitalization rate method was used to calculate the terminal value of the asset, with such rate based on MAI Appraisals and the specific geographic location of the assets and other relevant factors. In selecting each capitalization rate, CBRE Cap took into account, among other factors, prevailing capitalization rates in the applicable property sector, the property’s location, age and condition, the property’s operating trends and, for net leased properties, the lease coverage ratios, and other unique property factors. In applying the DCF analysis, a market discount rate and terminal capitalization rate was applied to multi-year property projections which factored in, among other things, the leases encumbering the properties, market conditions with respect to lease-up or releasing and property historical and projected operating trends. As applicable, CBRE Cap adjusted the capitalized value of each Appraised Property for any excess land, deferred maintenance or capital needs, rent abatements and lease-up costs to estimate the “as-is” value of each Appraised Property. CBRE Cap then adjusted the “as-is” property values, as appropriate, for the Company’s allocable ownership interest in the Appraised Properties to account for the interests of any third-party investment partners, including any priority distributions. CBRE Cap then applied the terms of the Central Florida joint venture agreement, including any distribution priorities and factoring in the value of the promote given to the joint venture partner, to its Central Florida equity value estimate to establish the value of the Company’s Central Florida Interest. CBRE Cap’s Appraisal Report was certified by an appraiser licensed in each state in which the Appraised Properties were located.

After review of the range contained in CBRE Cap’s Valuation Report, the Board used an aggregate estimated value of the Appraised Properties as of the Valuation Date of approximately $517,909,000, the mid-point of the range, to determine the Company’s estimated per share NAV. The following summarizes the key assumptions that were used in the DCF analyses to arrive at the value of the Appraised Properties as of December 31, 2017:

Assumptions	Range
Discount Rates
Medical Office Buildings	6.95% - 7.31%
Senior Housing Properties	7.64% - 8.03%
Senior Housing Properties — RIDEA	8.19% - 8.60%

Terminal Capitalization Rates
Medical Office Buildings	6.51% - 6.84%
Senior Housing Properties	6.91% - 7.26%
Senior Housing Properties — RIDEA	7.45% - 7.84%

Valuation of Debt Liabilities

The estimated value of the Debt Liabilities was determined by CBRE Cap by applying a DCF analysis over the projected remaining term of each debt liability. The cash flows used in the DCF analysis were based on the loan’s contractual agreement and corresponding interest and principal payments. The expected cash flow was then discounted at an interest rate that CBRE Cap deemed appropriate based on what CBRE Cap determined a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account items such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position, prepayment provisions and other factors deemed relevant, as available.

Cash, Other Assets and Other Liabilities

To derive the estimated per share NAV, CBRE Cap increased or decreased the estimated value of the Appraised Properties, including the Central Florida Interest and Debt Liabilities, accordingly, by the Company’s other assets and other liabilities included in the Company’s December 31, 2017 balance sheet. The carrying value of a majority of the Company’s other assets and other liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions, and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments or liabilities.

Advisor Subordinated Participation

The estimated per share NAV was calculated by CBRE Cap net of the Advisor’s subordinated participation in net sales proceeds in the event of a liquidation of the portfolio, which the Company advised CBRE Cap was equal to 15.0% of net sales proceeds after stockholders are paid a full return of capital plus an annual 6.0% cumulative, non-compounded return. As of December 31, 2017, CBRE Cap attributed no value to the Advisor’s subordinated participation in net sales proceeds in the event of a liquidation of the portfolio.

The Board’s Determination of the Estimated Per Share NAV

On April 6, 2018, CBRE Cap delivered its final Valuation Report to the Committee that contained a range for the Company’s estimated per share NAV of $9.32 to $9.99. The Committee was given an opportunity to confer with the Advisor and CBRE Cap regarding the methodologies and assumptions used therein, and the Advisor recommended that the Committee recommend to the Board $9.65 as the estimated per share NAV of the Company’s Class T and Class I common stock. On April 6, 2018, the Committee then recommended that the Board establish $9.65 as the estimated per share NAV of the Company’s Class T and Class I common stock, which value is the mid-point of the range determined by CBRE Cap. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV of the Company’s Class T and Class I common stock. In arriving at its determination of the estimated per share NAV, the Board considered all information provided in light of its own familiarity with the Company’s assets and unanimously approved the estimated value recommended by the Committee, or an estimated per share NAV of the Company’s Class T and Class I common stock of $9.65.

Sensitivity Analysis

Changes to the key assumptions used to arrive at the estimated per share NAV, including the capitalization rates and discount rates used to value the Appraised Properties, including the Central Florida Interest and Debt Liabilities, could have a significant impact on the underlying value of the Company’s assets. The following table presents the impact on the estimated per share NAV of the Company’s common stock resulting from a 2.5% increase and decrease to the discount rates and terminal capitalization rate, which represents a 5.0% sensitivity analysis.

Increase (Decrease) on the Estimated Value Per Share due to

	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.17	$(0.17)
Discount rate	$0.16	$(0.17)

Limitations and Risks of Estimated Per Share NAV

As with any valuation, the methodologies used by the Board to determine the estimated per share NAV are based upon a number of estimates, assumptions, judgements and opinions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.

Although the Board relied on estimated values of the Company’s assets and liabilities in establishing the estimated per share NAV, the estimated per share NAV may bear no relationship to the Company’s book value as determined by GAAP, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments. In addition, the estimated per share NAV may not represent the price at which the shares of the Company’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of the Company or the amount a stockholder would realize in a private sale of shares.

Furthermore, in reaching an estimated per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the per share NAV of the Company’s shares.

The estimated value of the Company’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related real estate, changes in market interest rates for real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in the amount of distributions on the Company’s common stock, repurchases of the Company’s common stock, the proceeds obtained for any common stock or other transactions, local and national economic factors and the factors specified in Part I, Item 1A, Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. There is no assurance that the methodologies used to establish the estimated per share NAV would be acceptable to FINRA or in compliance with ERISA guidelines with respect to their reporting requirements.

Revised Distribution Reinvestment Plan Share Price

Pursuant to the DRIP, distributions will be reinvested in shares of the Company’s Class T and Class I common stock at a price equal to the most recent estimated value of one share of the Company’s Class T common stock, as determined by the Board. Accordingly, commencing with the distribution payment to be paid to the Company’s stockholders in the month of May 2018, shares of the Company’s Class T and Class I common stock issued pursuant to the DRIP will be issued at $9.65 per share until such time as the Board determines an updated estimated per share NAV. Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.

Share Repurchase Plan

Pursuant to the Company’s SRP, the “Repurchase Amount” that will be used to calculate the price at which shares will be repurchased will be equal to the lesser of: (i) the amount per share that a stockholder paid for its shares of the Company’s common stock; or (ii) the current per share offering price in a current offering of the Company’s common stock (which, effective April 11, 2018, is $10.05 per share for Class T common stock and $9.65 per share for Class I common stock). Notwithstanding the foregoing, shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a price per share equal to 100% of the amount per share the stockholder paid for its shares of the Company’s common stock.

Additional Information

On April 9, 2018, the Company issued a letter to its stockholders announcing its estimated per share NAV of the Company’s Class T and Class I common stock of $9.65, changes to its initial public offering prices per share and updates to its DRIP and SRP prices. A copy of the letter to stockholders, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

On April 9, 2018, the Company also issued a press release announcing the estimated per share NAV. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.2.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated per share NAV of the Company’s common stock. CBRE Cap relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor CBRE Cap’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “expects,” “will,” “should,” “projects,” “intends,” “estimates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the

Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Griffin-American Healthcare REIT IV, Inc. Letter to Stockholders dated April 9, 2018
99.2	Griffin-American Healthcare REIT IV, Inc. Press Release dated April 9, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

April 9, 2018	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer